Exhibit 99.1

AAR CORP Gabelli A&D Conference David Storch, Chairman and CEO John Holmes, President and COO Jason Secore, Vice President and Treasurer New York City September 7, 2017

Forward-Looking Statements This presentation includes certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on beliefs of Company management, as well as assumptions and estimates based on information currently available to the Company, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, including those factors discussed under Item 1A, entitled “Risk Factors,” included in the Company’s Form 10-K for the fiscal year ended May 31, 2017. Should one or more of these risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described. These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control. The Company assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. For additional information, see the comments included in AAR’s filings with the Securities and Exchange Commission. Forward-Looking Statements

Leading provider of Aviation Services and Expeditionary Services to commercial and defense/government markets NYSE: AIR $1.8B revenue stream Over 60 years as a market leader in aftermarket aviation support Over 4,800 employees in over 20 countries Close-to-the-customer business model Established Player Serving the Global Aviation Services Market

Commitment to Strong Shareholder Returns Leadership positions in value-added services markets Long-term favorable aftermarket growth trends Diversified, global base of commercial and government customers Fortress balance sheet with substantial available liquidity Focus on cash flow generation and operational efficiencies September 2016 award of INL/A Department of State contract - Award upheld by GAO (protest resolved) - Incumbent suing US Government with decision expected October 31, 2017 Key Investment Highlights

Company Overview

Aviation Services (~84% of sales)

Commercial 75% | Defense 25%

Supply Chain
~67% of segment

- Programs – PBH, Rotables, and C&E
- Distribution
- Trading

MRO
~33% of segment

- Aircraft maintenance and modifications
- Component repair
- Landing gear and wheels and brakes repair
- Engineering services





Expeditionary Services (~16% of sales)

Defense 80% | Commercial 20%

Airlift
~63% of segment

- Fixed and Rotary Wing in Austere Environments
- Flight Operations, Maintenance, Logistics for COCO and GOCO
- Search and Rescue

Mobility
~37% of segment

- Pallets, containers, shelter systems, and accessories
- Support services
- Special mission projects





Projected Increase in Sales and Earnings for FY2018

AAR Doing It Right
AAR Corp. All rights reserved worldwide. Confidential and proprietary document.
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Buying, selling, exchanging, and leasing overhauled airframe and engine parts > 1 million parts stocked Aircraft and engine end-of-life solutions Inventory consignments Technical services including inspections and work scoping for repairs Parts Trading Sales and marketing partner to extend OEM reach into the aftermarket 10+ exclusive OEM relationships covering 50+ product lines 20,000+ line items available Stocking locations around the world Independent – No OEM or Airline affiliation OEM Parts Distribution Comprehensive and innovative contracted solutions for supply chain management Over 1,400 aircraft under long-term Power-by-the-Hour (PBH) support Inventory owned by customer or part of AAR pool Reduce maintenance spend; improve turn times Programs Aviation Services Supply Chain Industry Leading IT Solutions

Indianapolis Miami Duluth Rockford Oklahoma City Airframe Maintenance Facilities #1 MRO of the Americas > 5 million Man hours 850 aircraft maintained, repaired or overhauled Aviation Services MRO Close to the Customer

Airlift Mobility Rotary & fixed wing flight operations Austere environments Search & rescue Personnel, cargo, combi, and external cargo capable Day, night, & all-weather operations Shelter systems – Transportable by air, land and sea and patented for rapid on- and off-loading ISU containers – Customizable shipping and storage of equipment, spare parts, high value cargo Expeditionary systems – Mobile power, water purification, maintenance & calibration shops Palletized systems – Custom pallets & platforms for short-term storage and quick movement of cargo Expeditionary Services

Transition from COCO (Contractor Owned, Contractor Operated) model to GOCO (Government Owned, Contractor Operated) model and focus on long-term contracts Build a more robust asset management platform for rotary-wing aircraft that complements our existing strength in fixed-wing assets Reshaping Airlift in FY2018 INL Decision Expected by October 31, 2017

Customers in over 100 Countries Over 60 Locations around the world AAR Global Presence Strategically Located in Close Proximity to Key Customers

Airlines Cargo Airlines OEMs Governments Regional Airlines Strong Industry Relationships (Representative List)

Arab Oil Embargo Fuel Crisis Conflicts in Iran Economic Downturn Gulf War September 11 Attacks “Great Recession” 10% CAGR Sales ($B) Sale of Telair Cargo Group Navigated Through Five Major Industry Cycles After Each Down Cycle, AAR Has Emerged as a Stronger Company

Strong business fundamentals in Aviation Services INL/A award by Department of State Improved outlook for Expeditionary Services Strong balance sheet to support internal and external growth opportunities AAR Strong Financial Position

Organic growth through investment in new programs and opportunities Future growth through strategic acquisitions Committed to returning capital to shareholders ($226M in dividends and share purchases since March 1, 2015) Organic Investment Acquisitions Return of Capital Balanced Capital Allocation

Revenues were $1,767.6M in FY17 compared to $1,698.9 in FY16, an increase of $68.7M or 4.0% over the prior year Gross Profit increased by $38.6M or 4.2% vs. prior year Diluted EPS from continuing operations was $1.45, exceeding last year by 32% Balance Sheet Remains Solid with $366M of Availability Significant contract awards include a 15-year $909 million landing gear contract with U.S. Air Force, $125M PBH award with South African Airways, and our first 777 long-term contract with Air New Zealand FY2017 Highlights 31% YOY Increase in Income from Continuing Operations

Prior Year Variance in millions FY 2017 FY 2016 Better / (Worse) Sales $1,485.4 $1,425.1 $60.3 Gross Profit $246.2 $229.8 $16.4 % Margin 16.6% 16.1% 0.5% Aviation Services Prior Year Variance in millions FY 2017 FY 2016 Better / (Worse) Sales $282.2 $273.8 $8.4 Gross Profit $30.3 $8.1 $22.2 % Margin 10.7% 2.9% 7.8% Expeditionary Services FY2017 Segment Results

Organic sales growth of 5%-10% Earnings per share growth of 10%-12% SG&A as % of sales < 10% Year-over-year improvement in ROIC Working capital turnover of 3.5x – 4x Key Financial Goals

Source: IR Insight. (1) S&P Aerospace and Defense Select Industry Index (2) Market data as of September 1, 2017 Recent announcements have resulted in positive share price performance AAR has outperformed its peer group and the S&P 500 over the last twelve months and fiscal year Share Performance LTM FY17 AAR 38% 43% Peers(1) 35% 29% S&P 500 14% 15% Share Price Outperformed Peers and S&P500